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Exhibit 99.3

COAST SURGERY CENTER OF SOUTH BAY, INC.

Financial Statements

December 31, 2001

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

Board of Directors
Coast Surgery Center of South Bay, Inc.:

        We have audited the accompanying balance sheet of Coast Surgery Center of South Bay, Inc. as of December 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coast Surgery Center of South Bay, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Dallas, Texas
September 5, 2002

COAST SURGERY CENTER OF SOUTH BAY, INC.

Balance Sheets

	December 31, 2001	June 30, 2002
		(unaudited)
Assets
Current assets:
Cash	$600,932	$1,371,564
Accounts receivable, less allowance for doubtful accounts of $195,342 and $260,988 as of December 31, 2001, and June 30, 2002 (unaudited), respectively	1,341,732	1,282,835
Inventories	120,624	69,229
Prepaid expenses	27,117	32,663

Total current assets	2,090,405	2,756,291
Property and equipment, net (note 2)	773,358	713,528

Total assets	$2,863,763	$3,469,819

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of obligations under capital leases (note 4)	$230,234	$244,095
Accounts payable	116,058	128,260
Accrued salaries, wages, and employee benefits	78,468	91,417
Other accrued expenses	75,843	128,083

Total current liabilities	500,603	591,855
Obligations under capital leases, less current maturities (note 4)	846,956	657,680

Total liabilities	1,347,559	1,249,535

Commitments and contingencies (notes 3, 4, 5, 6, 7 and 8)
Minority interest	733,622	980,205
Stockholders' equity:
Common stock, $5 par value. 100,000 shares authorized, 95,000 issued and outstanding	500,000	500,000
Additional paid-in capital	10,031	10,031
Treasury stock, at cost, 5,000 shares	(1,161,033)	(1,161,033)
Retained earnings	1,433,584	1,891,081

Total stockholders' equity	782,582	1,240,079

Total liabilities and stockholders' equity	$2,863,763	$3,469,819

See accompanying notes to financial statements.

COAST SURGERY CENTER OF SOUTH BAY, INC.

Statements of Income

		Six months ended June 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Net patient service revenue	$7,406,654	$3,501,090	$4,098,490

Operating expenses:
Medical supplies and other	1,159,799	534,232	619,127
Clinical salaries, wages, and benefits	604,171	280,748	378,383
Administrative salaries, wages, and benefits	242,348	109,180	147,149
Purchased services	113,610	55,226	56,319
Rent (note 5)	185,602	92,154	98,791
Insurance	46,068	22,195	24,145
General and administrative	309,848	158,564	159,356
Management fees (note 6)	129,024	51,338	210,522
Depreciation (note 2)	204,275	104,893	90,609
Provision for doubtful accounts	221,252	104,985	118,195

Total operating expenses	3,215,997	1,513,065	1,902,596

Operating income	4,190,657	1,988,025	2,195,894
Other (income) expense:
Interest income	(23,814)	(12,446)	—
Interest expense	133,347	65,745	58,089
Other	(1,498)	(655)	120
Gain on sale of ownership interests to USPI, net of state franchise taxes of $153,493	(9,982,038)	—	—
Minority interest in income of Coast Surgery Center, L.P.	67,648	—	726,813

Income before taxes	13,997,012	1,935,381	1,410,872
State franchise taxes	58,592	29,031	21,163

Net income	$13,938,420	$1,906,350	$1,389,709

See accompanying notes to financial statements.

COAST SURGERY CENTER OF SOUTH BAY, INC.

Statements of Stockholders' Equity

For the year ended December 31, 2001 and for the
Six months ended June 30, 2002 (unaudited)

	Common stock
	Number of shares	Amount	APIC	Treasury stock	Retained earnings	Total
Balance at December 31, 2000	100,000	$500,000	10,031	—	1,558,371	2,068,402
Repurchase of common stock	(5,000)	—	—	(1,161,033)	—	(1,161,033)
Net income	—	—	—	—	13,938,420	13,938,420
Distribution to stockholders	—	—	—	—	(14,063,207)	(14,063,207)

Balance at December 31, 2001	95,000	$500,000	10,031	(1,161,033)	1,433,584	782,582

Net income (unaudited)	—	—	—	—	1,389,709	1,389,709
Distributions to stockholders (unaudited)	—	—	—	—	(932,212)	(932,212)

Balance, June 30, 2002 (unaudited)	95,000	$500,000	10,031	(1,161,033)	1,891,081	1,240,079

See accompanying notes to financial statements.

COAST SURGERY CENTER OF SOUTH BAY, INC.

Statement of Cash Flows

		Six months ended June 30,
	Year ended December 31, 2001
		2001	2002
		(unaudited)
Cash flows from operating activities:
Net income	$13,938,420	$1,906,350	$1,389,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	204,275	104,893	90,609
Provision for doubtful accounts	221,252	104,585	118,195
Minority interest in income of Coast Surgery Center, L.P.	67,648	—	726,813
Gain on sale of ownership interests, net of tax	(9,982,038)	—	—
Changes in operating assets and liabilities:
Accounts receivable	111,956	(64,312)	(59,298)
Inventories	9,084	(21,054)	51,395
Prepaid expenses	154	(1,843)	(5,546)
Accounts payable	(19,287)	(21,505)	12,202
Accrued salaries, wages, and employee benefits	21,509	16,486	12,949
Other accrued expenses	(15,720)	(18,565)	52,240

Net cash provided by operating activities	4,557,253	2,005,035	2,389,268

Cash flows from investing activities:
Purchase of property and equipment	(31,100)	(17,453)	(30,779)
Proceeds from sale of investment	10,898,856	—	—
Costs associated with purchase of investment	(250,844)	—	—

Net cash provided by investing activities	10,616,912	(17,453)	(30,779)

Cash flows from financing activities:
Payment on capital lease obligations	(204,799)	(156,049)	(175,415)
Distributions to stockholders	(14,063,207)	(1,650,000)	(1,412,442)
Payment to repurchase common stock	(1,161,033)	—	—

Net cash used in financing activities	(15,429,039)	(1,806,049)	(1,587,857)

Decrease in cash	(254,874)	181,533	770,632
Cash at beginning of period	855,806	855,806	600,932

Cash at end of period	$600,932	$1,037,339	$1,371,564

Supplemental information:
Interest paid	$139,969	$65,745	$58,089
State franchise taxes paid	$212,085	$64,273	$29,296
Noncash activitiy:
Increase in minority interest from sale of investment	$665,974	$—	$—

See accompanying notes to financial statements.

COAST SURGERY CENTER OF SOUTH BAY, INC.

Notes to Financial Statements

December 31, 2001

(1) Organization and Summary of Significant Accounting Policies

  (a)
  Description of Business

            Coast Surgery Center of South Bay, Inc. (Coast or the Company) is a California S Corporation located in Torrance, California. Coast operates a licensed, freestanding ambulatory surgery center that provides same-day, planned surgery services and specializes in orthopedics, pain management, and podiatry. Coast was incorporated as an S Corporation in December 1998 and began operations on July 12, 1999.

            Coast is owned by twelve individuals who collectively purchased 100,000 shares of common stock with a $5 par value. Eleven of the individuals are physicians who perform services at Coast. The remaining individual is the Chief Financial Officer of Coast who is the brother of one of the physician owners and owner of Innovative Healthcare Management, a company that provides management services to Coast.

            Effective December 1, 2001, United Surgical Partners International, Inc. (USPI), a public registrant that files with the U.S. Securities and Exchange Commission, purchased a 34% ownership interest in Coast for $10.9 million in cash. The following are the basic terms and conditions of this partial sale of ownership interests: (1) a new California limited partnership, Coast Surgery Center, L.P. (CSC) acquired all of the assets and certain liabilities of Coast, (2) the ownership interests in CSC were distributed to Coast, (3) a California subsidiary of USPI (Buyer) purchased a 34% interest in CSC from Coast, (4) Buyer has an option to purchase an additional 29% interest in CSC one year after its initial purchase and (5) Coast will use a portion of the cash proceeds of the sale to purchase 5,000 shares of the currently outstanding stock in Coast held by one of its stockholders. As a result of this transaction, Coast recognized a gain of approximately $10.0 million net of associated taxes and transaction costs.

  (b)
  Basis of Accounting

            The Company keeps its daily accounting records using the cash basis method of accounting. Under this method, the Company recognizes revenues only upon the receipt of a cash payment for services rendered and recognizes an expense only when a cash payment has been distributed. For financial reporting purposes, the Company has converted its cash basis financial statements to the accrual basis accounting method, in conformity with accounting principles generally accepted in the United States of America. Under the accrual method, revenue and expenses are recorded as they are earned or incurred.

  (c)
  Use of Estimates

            The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (d)
  Cash and Cash Equivalents

            The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents at December 31, 2001.

  (e)
  Net Patient Service Revenue

            Net patient service revenue is recognized as services are performed and consists of charges by the Company at established billing rates for services that generally include all fees for operating room, recovery room, supplies, and medication less contractual allowances. Approximately 5% of net patient service revenue for the year ended December 31, 2001 was from participation in the Medicare program with remaining revenues primarily from managed care and commercial insurance payers.

  (f)
  Inventories

            Inventories, consisting primarily of pharmaceuticals and supplies, are stated at cost, which approximates market.

  (g)
  Property and Equipment

            Property and equipment (primarily office and medical equipment) are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred. Certain equipment held under capital leases is classified as property and equipment and amortized using the straight-line method over the lesser of the lease term or estimated useful life of the assets. The related obligations are recorded as liabilities. Amortization of property and equipment held under capital leases is included in depreciation expense.

  (h)
  Long-Lived Assets

            Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset, or related group of assets, will not be recoverable from estimated future cash flows. In the event of impairment measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

  (i)
  Income Taxes

            A provision for federal income taxes has not been included in the financial statements, as the income from the Company is included in the respective stockholders' federal and state income tax returns pursuant to the Company's election to be treated as an S corporation for federal income and state franchise tax purposes. A provision for state franchise taxes has been provided at 1.5% of taxable income, the rate applicable to California S corporations. The gain on sale of the partial interest sold to USPI is also subject to the 1.5% California franchise tax and is presented net of franchise taxes and related transaction costs in the accompanying 2001 statement of income.

  (j)
  Commitments and Contingencies

            Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

  (k)
  Unaudited Interim Consolidated Financial Statements

            The accompanying unaudited balance sheet as of June 30, 2002 and the related unaudited statements of income and cash flows for the six months ended June 30, 2002 and June 30, 2001, and the statement of stockholders' equity for the six months ended June 30, 2002 (interim financial statements) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.

            The unaudited interim financial statements should be read in conjunction with the audited December 31, 2001 financial statements appearing herein. The results of the six months ended June 30, 2002 may not be indicative of operating results for the full year.

(2) Property and Equipment

          A summary of property and equipment follows:

	Estimated useful lives	December 31, 2001
Leasehold improvements	5 years	$419,065
Equipment	5-7 years	759,906
Furniture and fixtures	7 years	76,285

		1,255,256
Less accumulated depreciation		(481,898)

Net property and equipment		$773,358

          Equipment purchased under capital leases totaled $1,167,423 at December 31, 2001 with related accumulated amortization of $362,579.

(3) Insurance

          Coverage limits for the professional and general liability were $2,000,000 and $1,000,000, respectively, with annual aggregate maximum liabilities of $5,000,000 and $2,000,000, respectively. Workers' compensation losses are covered up to $1,000,000 per occurrence.

(4) Obligations Under Capital Leases

          In 1999, the Company entered into a master lease agreement with Copelco Capital, Inc. (Copelco) to finance purchases of medical equipment. As part of the master lease agreement, Copelco agreed to provide advance funding in the form of progress payments to vendors of equipment or ancillary items related to the equipment. Copelco provided financing under three separate capital lease agreements in June 1999, with repayment terms over 73 months, and under another capital lease agreement in October 1999, with a repayment term of 68 months. A portion of the proceeds from these loans was used to purchase medical equipment, and the balance of the advance payments from Copelco was used to finance start-up costs of the Company which costs were expensed during 1999. The portion of the loans used to finance medical equipment was secured by equipment purchased with the balance secured by future distributions to Company stockholders through a subordination agreement. The lease obligations under the master lease consist of the following:

December 31, 2001
Capital leases with Copelco Capital, Inc.:
Lease 1—Effective interest of 11.85%. Due in monthly installments of principal and interest of $0 for the first three months, $16,342 for 69 months, with a final payment of $40,957 due July 31, 2005	$617,574
Lease 2—Effective interest rate of 11.51%. Due in monthly installments of principal and interest of $0 for the first three months, $8,399 for 69 months, with a final payment of $21,050 due July 31, 2005	319,347
Lease 3—Effective interest rate of 11.85%. Due in monthly installments of principal and interest of $0 for the first three months, $864 for 69 months, with a final payment of $2,165 due July 31, 2005	32,638
Lease 4—Effective interest rate of 11.95%. Due in monthly installments of principal and interest of $0 for the first three months, $3,125 for 64 months, with a final payment of $7,415 due May 31, 2005	107,631

1,077,190
Less current maturities	(230,234)

$846,956

          Minimum future payments under noncancelable capital lease are as follows:

Maturity:
2002	$344,768
2003	344,768
2004	344,768
2005	344,768
2006	56,070

Total minimum lease payments	1,435,142
Amount representing interest	(357,952)

Present value of minimum lease payments	1,077,190
Less current portion	(230,234)

$846,956

(5) Operating Leases

          The Company leases its facilities under a sublease expiring on November 5, 2005. Total expense under the sublease was approximately $151,684 for the year ended December 31, 2001. The Company entered into an agreement to lease the facilities from the landlord after the sublease expires for a five-year term with an option to renew for an additional five years. The future minimum rental payments on the operating lease at December 31, 2001, are as follows:

2002	$151,684
2003	151,684
2004	151,684
2005	126,404

$581,456

(6) Related-Party Transactions

          Prior to December 1, 2001, the Company purchased administrative and management services from Innovative HealthCare Management (IHM) under a seven-year management service agreement beginning in December 1998. IHM is a health care management services company owned by William A. Simon, a stockholder, the chief financial officer and member of the board of directors of Coast. The agreement called for monthly fees of $6,613 for the first quarter of 2001 and monthly fees of $10,500 for the remainder of the year. During 2001, $97,225 was paid to IHM.

          Effective December 1, 2001, the management agreement between Coast and IHM was terminated and the Company engaged USP Coast, Inc., an affiliate of USPI, to provide day-to-day management services. Under the new management agreement, monthly fees are equal to 5% of net revenues of the Coast surgery center for the first 12 months. Thereafter, monthly fees are equal to 7% of net revenues of the Coast surgery center. December 2001 management fees amounted to $35,493 and were paid in February 2002.

(7) Profit Sharing

          The Company has adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (the Code) whereby participants may contribute a percentage of compensation not in excess of the maximum allowed under the Code. Effective July 1, 2001, the board of directors approved a matching program for the plan that provides a matching contribution by the Company of 50% of the first 6% of employee contributions. Prior to July 1, 2001 the Company could make contributions towards the plan upon its discretion. Employer matching contributions amounted to approximately $5,656 for the year ended December 31, 2001.

(8) Contingencies

          In its normal course of business, the Company is subject to claims and lawsuits relating to patient treatment and other matters. The Company believes that its liability, if any, for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its financial statements.

QuickLinks

COAST SURGERY CENTER OF SOUTH BAY, INC. Balance Sheets
COAST SURGERY CENTER OF SOUTH BAY, INC. Statements of Income
COAST SURGERY CENTER OF SOUTH BAY, INC. Statements of Stockholders' Equity For the year ended December 31, 2001 and for the Six months ended June 30, 2002 (unaudited)
COAST SURGERY CENTER OF SOUTH BAY, INC. Statement of Cash Flows
COAST SURGERY CENTER OF SOUTH BAY, INC. Notes to Financial Statements December 31, 2001